Exhibit 10.13

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (as it may from time to time be amended, this “Agreement”), dated as of July 6, 2007, is made and entered into by and among Hanover Overseas Limited, a New Zealand limited liability company (“Seller”) and Mark Klein (“Buyer”). Certain capitalized terms are defined on Schedule A to this Agreement.

RECITALS:

        WHEREAS, Seller owns 2,156,250 shares of the common stock, par value $0.0001 per share, of Hanover-STC Acquisition Corp., a Delaware corporation (“Hanover”); and

        WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Seller wishes to sell 539,062 of its shares of common stock (the “Shares”) to Buyer and Buyer wishes to purchase the Shares from Seller.

AGREEMENT:

        NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
PURCHASE OF SHARES

        Section 1.1 Sale of Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, at the Closing, Seller shall sell, assign, transfer and deliver the Shares to Buyer, free and clear of all liens, other than such restrictions as may be imposed pursuant to state or federal securities laws, in consideration of the payment of the Purchase Price noted herein.

        Section 1.2 Purchase Price. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, at the Closing, Buyer shall pay to Seller by wire transfer or by such other method as may be reasonably acceptable to Seller immediately available funds in the amount of Two Thousand Three Hundred Forty Four Dollars ($2,344) (the “Purchase Price”), in consideration of the sale, assignment, transfer and delivery of the Shares by Seller under this Agreement.

        Section 1.3 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, 20th Floor, New York, New York 10022, or such other place as may be agreed upon by the parties hereto.

        Section 1.4 Closing Deliveries. At the Closing, each party shall execute and deliver this Agreement and such other appropriate and customary documents as the other parties reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously.

            (a) Buyer Deliveries. Without limiting the generality of the foregoing, at the Closing Buyer shall deliver to Seller the Purchase Price.

            (b) Company Deliveries. Without limiting the generality of the foregoing, at the Closing, or within a reasonable time after the Closing Date but in no event later than five days after Closing Date, Seller shall deliver to Buyer the certificate or certificates representing the Shares purchased by Buyer, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers.

        Section 1.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE BUYERS

        Section 2.1 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of his obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, Buyer, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

        Section 2.2 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance by Buyer of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (i) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (ii) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), or (iii) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (i), (ii) or (iii), Buyer is a party or by which Buyer is bound or any of his assets are subject; (b) require any Consent under any Contract to which Buyer is a party or by which he is bound or any of his assets are subject; or (c) require any Permit under any Law or Order other than (i) required filings, if any, with the Securities and Exchange Commission (“SEC”) and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder.

        Section 2.3 Investment Representations.

            (a) Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Buyer acknowledges that there is a substantial risk that he will lose all or a portion of his investment and should be financially capable of bearing the risk of such investment for an indefinite period of time. Buyer has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Buyer’s present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the investment in the Shares will not cause such overall commitment to become excessive.

            (b) Buyer acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of Buyer’s representations and warranties set forth herein. Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws. Accordingly, Buyer hereby acknowledges that there can be no assurance that he will be able to liquidate its investment in the Shares. Buyer understands that Hanover is under no obligation to register the Shares under the Securities Act or to comply with any applicable exemption under the Securities Act on behalf of Buyer with respect to any resale of the Shares and that Buyer will not be able to avail himself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by Buyer for a period of at least one (1) year from date of purchase. Buyer further understands that any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

            (c) In evaluating the merits and risks of an investment in the Shares, Buyer has had the opportunity to seek the advice of its legal and financial advisors, has availed himself of that right to the extent deemed appropriate, and has not relied on the advice of Seller or Seller’s legal and financial counsel.

            (d) The Shares are being acquired solely for Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Buyer is not taking and will not take or cause to be taken any action that would cause Buyer to be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act.

            (e) There are substantial risk factors pertaining to an investment in the Shares. Buyer acknowledges that Hanover is an entity with limited operating history and financial resources; and Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

            (f) Buyer has been given the opportunity to (i) ask questions of and receive answers from Seller and Hanover and their designated representatives concerning the terms and conditions of the Shares, and the business and financial condition of Hanover and (ii) obtain any additional information that Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Shares and an investment in Hanover. Buyer further represents and warrants that, prior to signing this Agreement, he has asked such questions, received such answers and obtained such information as he has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in Hanover. Buyer is not relying on any oral representation made by any person as to Hanover or its operations, financial condition or prospects.

            (g) Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

        Section 3.1 Organization and Good Standing. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of New Zealand.

        Section 3.2 Power and Authority. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Seller has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, Seller, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

        Section 3.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by Seller, nor the consummation or performance by Seller of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which Seller is a party or by which it is bound or any of its assets are subject, or any provision of Seller’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by Seller; (c) require any Consent under any Contract or organizational document to which Seller is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

        Section 3.4 Capitalization. Prior to the sale of the Shares to Buyer pursuant to this Agreement, the Seller owned 2,156,250 shares of the common stock of Hanover, which constituted 37.5% of the issued and outstanding shares of capital stock of Hanover.

        Section 3.5 Title to Securities. Upon the sale and purchase of the Shares pursuant to the terms hereof, Buyer will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Buyers.

ARTICLE IV
MISCELLANEOUS

        Section 4.1 Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        Section 4.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

        Section 4.3 Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 4.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        Section 4.4 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer:	Mark Klein c/o Hanover-STC Acquisition Corp. 590 Madison Avenue, 35th Floor New York, NY 10022

If to Seller:	Hanover Overseas Limited Level 23, Vero Centre 48 Shortland Street Attn: Liz Style

Copy to (which will not constitute notice):	Akin Gump Strauss Hauer & Feld LLP 590 Madison Ave., 20th Floor New York, New York 10022 Attn: Bruce Mendelsohn, Esq. Phone: (212) 872-8117 Fax: (212) 872-1002

        Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

        Section 4.5 Specific Performance. Each party hereto acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

        Section 4.6 Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO

RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

        Section 4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

        Section 4.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

        Section 4.9 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

        Section 4.10 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        Section 4.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

        Section 4.12 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, provided that upon the consummation of the initial public offering of Hanover, all such accrued fees and expenses of legal counsel of Buyer shall be paid by Hanover.

        Section 4.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

        Section 4.14 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

        Section 4.15 Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity.

        Section 4.16 Publicity. None of the parties hereto, nor their respective representatives, agents, affiliates, subsidiaries, directors, advisors, controlling persons, employees or members shall issue or cause the publication of any press release, advertisement or other public communication relating to this Agreement or any of the other documents contemplated hereunder, without the prior written consent of the other party, except where the disclosure of information is required by law, rule, regulation, regulatory inquiry or other judicial process.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

HANOVER OVERSEAS LIMITED

By:	/s/ Lisabeth Style Lisabeth Style, Director

BUYER:

/s/ Mark Klein Mark Klein
Address: ________________________ ________________________

Signature Page to
Stock Purchase Agreement

1

SCHEDULE A

DEFINITIONS

        As used in the Stock Purchase Agreement dated as of July 6, 2007, by and among Hanover Overseas Limited and Mark Klein (the “Agreement”), the following terms shall have for all purposes the following meanings:

        “Buyers” shall have the meaning set forth in the preamble to the Agreement.

        “Closing” shall have the meaning set forth in Section 1.3 of the Agreement.

        “Closing Date” shall have the meaning set forth in Section 1.3 of the Agreement.

        “Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

        “Contract” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Governmental Body” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Hanover” shall have the meaning set forth in the recitals to the Agreement.

        “Law” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the ordinary course of business or (ii) Liens for taxes incurred but not yet due.

        “Order” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Permit” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Purchase Price” shall have the meaning set forth in Section 1.2 of the Agreement.

        “SEC” shall have the meaning set forth in Section 2.3 of the Agreement.

        “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

        “Seller” shall have the meaning set forth in the preamble to the Agreement.

A-1

        “Shares” shall have the meaning set forth in the recitals to the Agreement.

A-2